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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2001 relating to the consolidated financial statements and financial statement schedules of Sanders Morris Harris Group Inc. (formerly known as Pinnacle Global Group, Inc.), which appears in Sanders Morris Harris Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.




                                      /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

Houston, Texas
September 18, 2002